SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest
event reported):  July 24, 2002
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                        HISPANIC TELEVISION NETWORK, INC.
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             (Exact name of registrant as specified in its Charter)

Delaware                                000-23105                75-2504551
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(State or other                     (Commission File           (IRS Employer
jurisdiction of Incorporation)           Number)          Identification Number)


6125 Airport Freeway, Suite 200, Fort Worth, Texas                76117
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(Address of principal executive offices)                        (Zip Code)

                         Registrant's telephone number,
                      including area code: (817) 222-1234
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                  (Former address if changed since last report)



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ITEM 3. BANKRUPTCY OR RECEIVERSHIP

         On July 24, 2002, Hispanic Television  Network,  Inc.  (the  "Company")
(HTVN) filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Ft. Worth Division. The filing is intended to allow the Company to continue to operate its business as a debtor-in-possession while a plan of reorganization is prepared and filed with the Bankruptcy Court.

         The Company and its principal secured creditors have entered into an agreement with BroadcastLinks, Inc., a Delaware corporation, whose principal executive offices are located in New York, New York providing for a proposed business combination under which the Company would be reorganized under a Chapter 11 plan as a newly-formed, combined entity and BroadcastLinks would become the principal shareholder of the combined entity. Under the agreement, BroadcastLinks will also provide debtor-in-possession financing to the Company until the plan of reorganization is confirmed. The anticipated plan of reorganization will result in the cancellation of all currently outstanding equity interests in the Company, including the cancellation of all common stock, preferred stock, and options and warrants.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HISPANIC TELEVISION NETWORKS, INC.
                                                     (Registrant)

Date: July 24, 2002                         By:/s/ Steven J. Mortonson
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                                            Steven J. Mortonson
                                            Interim Chief Financial Officer